                                                                  EXHIBIT 99.(A)

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     THIS LOAN AND SECURITY AGREEMENT entered into as of the 18th day of December 2000 (this "Agreement") by and between Spirit Mountain Development Corporation, a Tribally chartered corporation whose address is 28840 Salmon River Hwy., Willamina, OR 97396 ("Lender"), and Coinless Systems, Inc., a Nevada corporation whose address is 3720 West Oquendo Road, Suite 101, Las Vegas, NV 89118 ("Borrower").

     WHEREAS, Borrower has requested that Lender extend loan financing to Borrower in order to assist Borrower in meeting certain liquidity needs of Borrower directly related to the development and manufacture of TickeTrak gaming devices, and Borrower has represented to Lender that without such financing the business and prospects of Borrower would be materially impaired; and

     WHEREAS, Lender is not in the business of making loans, but is willing to extend financing to Borrower solely in connection with Lender's interest in Borrower's development and manufacture of TickeTrak gaming devices; and

     WHEREAS, as a condition to making this loan to Borrower, and in order to secure the repayment thereof, Lender has required Borrower to execute and deliver to Lender, among other documents, this Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

1.  The Loan.
    --------

     (a)  No Loan Commitment.  Notwithstanding Lender's good faith intent to
          ------------------
          make the loan to Borrower described in this Agreement (the "Loan"), Borrower acknowledges and agrees that Lender has not received any form of commitment fee and that Lender has no obligation whatsoever to extend the Initial Advance, or any additional advances, other than pursuant to this Agreement. Lender and Borrower agree that all advances by Lender to Borrower pursuant to this Agreement shall constitute one single loan.

     (b)  The Initial Advance.  Subject to the terms and conditions of this
          -------------------
          Agreement, Lender commits to make an initial advance of the Loan to Borrower in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Initial Advance"). Lender shall make the Initial Advance on the first business day following the satisfaction of the conditions in this Agreement, including without limitation those conditions in Section 6 of this Agreement (the "Closing Date").

     (c)  Additional Advances.  Subject to the terms and conditions of this
          -------------------
          Agreement, Lender shall be obligated to make up to three additional advances of the Loan to Borrower as follows: (i) One Hundred Seventy-Five Thousand Dollars

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          ($175,000.00) (the "First Additional Advance"); (ii) One Hundred
          Seventy-Five Thousand Dollars ($175,000.00) (the "Second Additional Advance"); and (iii) Four Hundred Thousand Dollars ($400,000.00) (the "Third Additional Advance") (each individually, an "Additional Advance" and collectively the "Additional Advances"). Each such Additional Advance is subject to the conditions set forth in this Agreement, with respect to that respective Additional Advance, including without limitation those listed on Schedule 6(a).
                                                       -------------

          Upon Borrower's good faith belief that the conditions listed on
          Schedule 6(a) have been achieved, Borrower shall send notification and
          -------------
          documentary support thereof to Lender at the notice address specified in the signature block of this Agreement. Borrower agrees to provide a reasonable number of days for Lender to research and confirm Borrower's achievement of the milestones; with respect to the Third Additional Advance only, Lender shall have 30 days to research and determine whether Borrower has achieved the milestones required for the Third Additional Advance. If Lender disputes Borrower's achievement of the milestones, Lender shall provide reasonably detailed notice to Borrower of the reasons Lender believes Borrower has not achieved the milestones. Upon Lender's written confirmation that Borrower has achieved the milestones, Lender shall cause the appropriate Additional Advance to be deposited in the Disbursement Account, within two business days following (i) the achievement of the milestones, and (ii) the delivery to Lender of any documentation or certificates required under this Agreement.

     (d)  Use of Proceeds; Future Business Activity.  All proceeds of the Loan
          -----------------------------------------
          shall be used solely to pay for supplies of materials and services used in the development and manufacture of a fully functioning barcode printer unit for use in TickeTrak gaming devices, except as may be agreed upon by Lender and Borrower in the Disbursement Budgets. All such uses shall be exclusively for business purposes. This subsection supplements, and does not modify, Section 2 hereof. Unless expressly authorized by Lender in writing, no proceeds of the Loan shall be used, directly or indirectly, to make any payment to the third-party debtors of Borrower. Borrower covenants that, so long as any amount of the Loan is outstanding and so long as Lender holds any Common Stock, it will not shift its principal business plan or operations away from the design and manufacture of gaming devices.

     (e)  Maturity Date.  The Loan, including the Initial Advance and all
          -------------
          Additional Advances, shall be due and payable by Borrower, together with accrued interest from the date of disbursement through and including the date of repayment, on the day (the "Maturity Date") that is one calendar year after the Closing Date, or if such day is not a banking day in Portland, Oregon, on the next following banking day. Borrower may prepay the Loan, in whole or in part (but in amounts of not less than Fifty Thousand Dollars ($50,000.00)) at any time on 30 days' notice to Lender.

     (f)  Form of Note; Interest.  The loan shall be evidenced by a convertible
          ----------------------
          promissory note, attached as Exhibit A (the "Convertible Promissory
                                       ---------
          Note").  The

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

          Convertible Promissory Note shall be convertible into Common Stock, the Holder of which shall have (i) registration rights as to Common Stock as described in Exhibit B, and (ii) rights of first refusal as
                                ---------
          to the Common Stock as described in Exhibit C. The Loan and all other
                                              ---------
          amounts owed by Borrower to Lender under this Agreement shall bear interest at the rate of nine percent (9%) per annum. Following the occurrence and during the continuation of an Event of Default (as defined below), all such amounts shall bear interest at the rate of fourteen percent (14%) per annum. All calculations of interest under this Agreement shall be based on the number of days such advance or other amount is outstanding and a year of 360 days. It is the intent of the parties to act in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in the Borrower Loan Documents shall be construed to create a contract to pay for the use, forbearance or detention of money at a rate in excess of the maximum interest rate permitted to be charged by applicable law from time to time in effect.

     (g)  Right of Setoff.  If an Event of Default occurs, Lender shall have the
          ---------------
          right to set off any and all amounts due and payable to Lender, to any of Lender's affiliates, or to Mikohn Gaming Corporation ("Mikohn"); provided that, in the case of Mikohn, Lender's right to set off shall
          -------------
          arise only as to monies owed by Mikohn to Borrower or its affiliates that arise out of Mikohn's purchase of TickeTrak gaming devices for delivery to Lender or to Lender's affiliates.

2.   Disbursement Account.  All disbursements of the Loan shall be made by
     --------------------
     Lender to account number 0484-402144 (the "Disbursement Account") in Borrower's name at Wells Fargo Bank, Las Vegas, Nev. Routing No. 321-270-742 (the "Bank"). Borrower shall make no disbursement from the Disbursement Account other than in accordance with the Initial Disbursement Budget attached hereto as Exhibit D and such further disbursement budgets
                               ---------
     in substantially the form of such Exhibit as Borrower and Lender may hereinafter agree upon in writing (collectively, "Disbursement Budgets"), the parties' agreement to which shall be a condition precedent to each additional advance. In connection with its approval of any Disbursement Budget, Lender may request supporting documentation, including, without limitation, invoices, receipts, projections, and the like, and Borrower shall promptly provide such documentation to Lender.

3.   (a)  Creation of Security Interest. As security for the due and punctual
          -----------------------------
          payment and performance of any and all of the present and future obligations of Borrower to Lender, whether direct or indirect, absolute or contingent, or joint or several (collectively, "Obligations"), Borrower hereby conveys, assigns and grants to Lender a continuing first priority security interest and continuing lien in all of the following, whether now owned or hereafter acquired, in any and all personal property, tangible and intangible, including without limitation the following (the "Collateral"):

          (i)    Equipment, Fixtures and other Goods.  All of Borrower's right,
                 -----------------------------------
                 title and interest in and to (a) all equipment, supplies, fittings, furnishings and other goods of any kind ordered, obtained, or possessed by Borrower or for its account, whether held by Borrower, by sellers under any contracts for the purchase of equipment or by others, together with any product into which such equipment may be processed, manufactured or assembled and together with all substitutions for said equipment and all parts, instruments, accessories, alterations, modifications, replacements, additions and accessions to said equipment; (b) all goods affixed to or to become affixed to any real property owned, leased or operated by Borrower or otherwise used in connection with the business or operations of Borrower; and (c) to the extent not described in the foregoing clauses of this Section 3(a)(i) or in the following Section 3(a)(ii), all other goods.

          (ii)   Inventory, Etc.  All of Borrower's right, title and interest in
                 ---------------
                 and to inventory and stock in trade of Borrower, including, without limitation, TickeTrak gaming devices and components thereof, and other goods held for sale or lease or to be furnished under any contract of service (and including all finished goods, returned goods and goods traded in), raw materials, work in process and materials used or consumed in Borrower's business.

          (iii)  Contract Rights, General Intangibles, Etc.  All of Borrower's
                 ------------------------------------------
                 right, title and interest in, to and under (a) all contract rights; (b) all chattel paper; (c) all documents; (d) all documents of title; (e) all drafts, checks, acceptances, bonds, letters of credit (including all rights to the proceeds of draws under letters of credit), notes and other negotiable or non-negotiable instruments, bills of exchange; deposits, certificates of deposit and insurance policies (whether or not Lender is the loss payee thereof) and, to the extent not already described in any of the foregoing clauses (a) through
                 (d) or in this clause (e), any writings evidencing (i) a monetary obligation or (ii) a security interest in or a lease of personal property; (f) all licenses, leases, contracts or agreements; (g) all general intangibles, whether or not constituting a right to the payment of money, including, without limitation: (i) judgments and settlements of pending disputes, (ii) choses in action and other claims, whether or not then granting of a security interest therein in subject to the provisions of the Uniform Commercial Code, as in effect in any applicable jurisdiction (the "UCC"), and (iii) (A) patents, including without limitation U.S. Patent No. 6,012,832 and any and all patent rights and letters patent for inventions of Borrower in the United States and elsewhere throughout the world, including foreign patent priority rights and the right to apply for patents in foreign countries in the name of Coinless Systems, Inc., and further including all divisions and continuations of said patents, including without limitation U.S. Patent Application No. 09/096,095, and of any foreign patent applications and all reissues and extensions of patent rights and letters patent for said patents (collectively, the "Patent"), (B) trademarks, trade names and service marks (in each case, together with the goodwill associated therewith),
                 (C) licenses, including without limitation (i) an exclusive license to the

                 Patent; (ii) Borrower's license to UV coating technology owned by Alfred Doi; and (iii) Borrower's use of FutureLogic, Inc.'s license to firmware, software and source codes used in connection with Borrower's TickeTrak printer control board, and
                 (D) copyrights and the like, in each of the foregoing cases, whether registered or not and whether or not used or to be used by Borrower, including, with respect to all of said property, without limitation, all rights corresponding thereunder throughout the world, all renewals thereof, all license royalties with respect thereto, all claims for damages, profits and proceeds by reason of past, present and future infringements thereof, and all rights to sue therefor; and (iv) all guaranties and other personal property securing the payment or performance of any of the foregoing.

          (iv)   Records and Documents.  All of Borrower's right, title, and
                 ---------------------
                 interest in and to books, correspondence, credit files, records, invoices, and other documents, including, without limitation, all tapes, disks, cards, computer runs and other papers or documents in the possession or control of Borrower.

          (v)    Money, Accounts, Investment Property, Etc.  All of Borrower's
                 ------------------------------------------
                 right, title and interest in, to and under (a) all money; (b) all deposit or other accounts and other balances, credits, deposits or monies of or in the name of Borrower; and (c) all investment property, including, without limitation, all (i) securities (whether certificated or uncertificated and including, without limitation, any stock of DSG, Inc. held by Borrower, stocks, bonds, debentures, notes, bills, certificates, options, warrants, rights and shares), (ii) security entitlements, (iii) securities accounts, (iv) commodity contracts and (v) commodity accounts, and (vi) dividends or other distributions in respect of any of the foregoing.

          The term "Collateral" also includes all substitutions for such property and replacements and proceeds of the foregoing subsections
          (i) through (vi), in whatever form (including without limitation all rents, royalties, and insurance proceeds). Lender's security interest in the Collateral shall not be terminated until and unless all of the Obligations have been fully paid and performed.

     b.   Transfer of Instruments, Etc.  Borrower shall deliver to Lender
          -----------------------------
          together with appropriate endorsements, stock powers or other instruments of transfer, duly executed in blank, (a) on the date hereof, those instruments, documents, securities and chattel paper now owned by Borrower and identified on Schedule 3(b) hereto; and (b)
                                              -------------
          promptly upon receipt thereof, other certificated securities and chattel paper hereafter, acquired by Borrower if, at the time of such receipt, (A) the fair market value of such item is $20,000 or greater, or (B) the fair market value of all such items not delivered to Lender, including such additional item, would exceed $200,000.
          Subject to the preceding clause (b), if Borrower shall become entitled to receive (or shall receive), in connection with any of its securities, any: (w) stock certificate (including, without limitation, any certificate representing a

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          stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split or reverse stack split, spin-off, split-off or split-up); (x) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of its securities, or otherwise; (y) dividend or other distribution payable in property, including securities issued by any Person other than the issuer of any securities held by Borrower; or (z) other dividends or distributions of any sort (but excluding, unless a Default or Event of Default shall have occurred and be continuing, dividends or distributions in cash); then Borrower shall accept the same as Lender's agent, in trust for Lender, and shall deliver them forthwith to Lender in the exact form received, with, as applicable, Borrower's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Lender, subject to the terms hereof, as part of the Collateral. This Agreement does not grant Lender power to control the voting, prior to the occurrence of any Event of Default, of any Collateral in the form of securities; provided, however, that
                                                       --------  -------
          Borrower shall not vote any such Collateral in favor of any action (or omission to take any action) that would have a material adverse effect upon the interests of Lender.

4.   Representations and Warranties.  Borrower hereby represents and warrants to
     ------------------------------
     Lender (as of date hereof and at all times any part of the Loan is outstanding) as follows:

     (a)  Power and Authorization.  Borrower is a corporation duly organized,
          -----------------------
          validly existing and in good standing under the laws of the State of Nevada. Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. Borrower has and will have the full power and authority to execute, deliver and perform its obligations under each document or agreement to which Borrower is a party evidencing or securing the repayment of the Loan (including without limitation this Agreement, the Pledge Agreement, and the Convertible Promissory Note, collectively, the "Borrower Loan Documents"). The Note, when executed and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Borrower Loan Documents and any and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Note has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of Borrower's articles of incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Borrower Loan Documents and under applicable state and federal securities laws. The execution and delivery of each of the Borrower Loan Documents has been or will be authorized by all requisite corporate action on the part of Borrower.

     (b)  Borrower's Stock.  The authorized capital of Borrower consists of
          ----------------
          75,000,000 shares of common stock, 18,463,374 of which shares are issued and outstanding, 3,692,675 of which are reserved for issuance upon the conversion of the Note, and

          1,500,000 of which have been reserved for issuance upon exercise of options to be granted to employees under the Borrower's employee stock incentive plan ("Reserved Plan Shares").

          The outstanding shares of common stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as listed and described on Schedule 4(b), Borrower
                                                        -------------
          has no outstanding commitments to issue any debt or equity securities.

     (c)  Financial Statements; SEC Filings.  Borrower has furnished to Lender
          ---------------------------------
          audited balance sheets of Borrower as of December 31, 1999, and the related statements of income, shareholders' equity and cash flows for the periods then ended and the unaudited balance sheet of Borrower as of September 30, 2000 and the related statements of income, shareholders' equity and cash flows for the six months then ended (all such balance sheets and statements, collectively, the "Financial Statements"). The Financial Statements present fairly the financial position of Borrower as of the dates indicated, and the results of operations for the periods then ended, all in conformity with generally accepted accounting principles ("GAAP") consistently applied. Each form, report, schedule, registration statement and definitive proxy statement filed by Borrower with the Securities and Exchange Commission (the "SEC") prior to the date hereof (as such documents have been amended prior to the date hereof or, with respect to the Additional Advances, prior to the date of such Additional Advance the "SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. None of the SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Borrower and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Borrower and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1999, neither Borrower nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies

          (a) which are reflected on the consolidated balance sheet of Borrower and its subsidiaries as of September 30, 2000 (including the notes thereto) or (b) which (i) were incurred in the ordinary course of business after September 30, 2000 and consistent with past practices, or (ii) are disclosed in the SEC Reports. Since 1998, but except as provided on Schedule 4(c), Borrower has timely filed with the SEC all
                      -------------
          forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Borrower has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since 1998, except as described in the SEC Reports, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Borrower or any subsidiary of Borrower, except changes resulting from changes in accounting pronouncements of Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder.

     (d)  No Conflicts.  The execution, delivery and performance of each of the
          ------------
          Borrower Loan Documents, including without limitation Borrower's execution and delivery of the Note and Borrower's issuance of Common Stock upon the Note's conversion, does not and will not constitute a breach, default, or violation of or under Borrower's certificate or articles of incorporation or bylaws; of any agreement, indenture, contract, lease or other instrument to which Borrower is a party or that is binding on any of the Collateral; or of any law, order, decree, judgment, or injunction to which Borrower is a party or may be bound. The execution, delivery and performance of each of the Borrower Loan Documents has not resulted and will not result in the creation of any lien upon the Collateral pursuant to any agreement, indenture, lease, contract or other instrument to which Borrower is a party or by which the Collateral may be bound, except the lien created by this Agreement.

     (e)  Binding Effect.  This Agreement and each of the other Borrower Loan
          --------------
          Documents constitute the valid and binding agreement of Borrower. All of the Borrower Loan Documents are and will be enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy and insolvency laws, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f)  Litigation.  There is no action, suit or proceeding pending against,
          ----------
          or to the knowledge of Borrower, threatened against or affecting Borrower, Borrower's subsidiaries, or the Collateral, before any court or arbitrator or any governmental body, agency or official, except those described in Schedule 4(f).
                             -------------

     (g)  Filing of Tax Returns.  Borrower has filed all tax returns required to
          ---------------------
          have been filed and, except for those taxes listed on Schedule 4(g)
                                                                -------------
          (which sets forth (i) a list of taxes due and payable and (ii) the terms of any payment schedule in force and effect with any taxing authority on the Closing Date), has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable. All of Borrower's tax returns are true and correct in all respects. Borrower knows of no proposed tax assessment against it or against any of its subsidiaries, and Borrower has adequately provided for all tax liabilities of Borrower and of its subsidiaries.

     (h)  Title.  Borrower has and shall at all times have good and indefeasible
          -----
          title to the Collateral free and clear of all liens other than those other liens in favor of third parties listed on Schedule 4(h) hereto
                                                          -------------
          (collectively, "Other Permitted Liens").

     (i)  Security Interest.  The security interest granted to Lender in this
          -----------------
          Agreement is a valid, first priority security interest in the Collateral except for the Other Permitted Liens, with respect to which Lender's lien shall be a second priority lien as to all items of the Collateral affected by the Other Permitted Liens. In the case of the perfected lien on the Patent by First Source Financial LLP, Borrower shall cause the release of such lien, and the creation of a perfected first priority security interest in favor of Lender, within 30 days of the date of this Agreement. Lender's security interest in the Collateral has been, or promptly upon the filing of financing statements on (a) form UCC-1 with the Nevada Secretary of State and the Arizona Secretary of State, and (b) an assignment of the Patent with the U.S. Patent and Trademark Office, will be perfected in accordance with the requirements of all states in which any item of the Collateral is located.

     (j)  Compliance with Law.  The business and operations of Borrower have
          -------------------
          been and are being conducted in accordance with all applicable laws, rules and regulations, other than violations which could not (either individually or collectively) have a material adverse effect on the financial condition or operations of Borrower. Borrower has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted. As used in this agreement, "all applicable laws, rules and regulations" shall include, without limitation, the Indian Gaming Regulatory Act, the Confederated Tribes of Grand Ronde-State of Oregon Gaming Compact, the Confederated Tribes of Grand Ronde Gaming Ordinance, and the Grand Ronde Gaming Commission Gaming Regulations.

     (k)  Personal Property; Real Property.  Under the laws of the state(s) in
          --------------------------------
          which the Collateral is to be located, the Collateral is deemed to consist solely of personal property. Borrower owns no real property.

     (l)  Name; Tradenames.  Except as described on Schedule 4(l), Borrower has
          ----------------                          -------------
          not changed its name or operated under any tradename or fictitious name.

     (m)  Pollution and Environmental Control.  Borrower has obtained all
          -----------------------------------
          permits, licenses and other authorizations which are required under, and is in material compliance with, all applicable laws, rules and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. Borrower shall maintain all such permits, licenses, and authorizations current.

     (n)  Solvency.  Except as described on Schedule 4(n) Borrower is solvent as
          --------                          -------------
          such term is defined under both federal and state laws, including without limitation 11 U.S.C. (S) 101 (2000) and Nev. Rev. Stat. (S)
          112.160 (2000).

     (o)  Full Disclosure.  All documents, records, instruments, certificates,
          ---------------
          statements (including, but not by way of limitation, financial statements of Borrower) and information provided to Lender by Borrower or its counsel in connection with this Agreement are true and accurate in all material respects and do not contain any untrue statement, or fail to contain any statement of a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Borrower that Borrower has not disclosed to Lender in writing that could materially and adversely affect the financial condition or operations of Borrower.

5.   Covenants.  Borrower hereby agrees and covenants (for so long as any part
     ---------
     of the Loan is outstanding) as follows:

     (a)  Payment.  Borrower shall pay the Loan and Obligations as provided
          -------
          herein and in the Convertible Promissory Note.

     (b)  Location of Collateral; No Grant of Licenses.  Borrower will keep all
          --------------------------------------------
          of the Collateral at the Debtor's business address as stated in the first paragraph of this Agreement or at Bergman Precision's facilities in Phoenix, Arizona; provided, however, that Borrower may change the
                               -----------------
          location of the Collateral with Lender's prior written consent. Borrower shall not grant any license to use any of the licenses that constitute Collateral.

     (c)  No Liens or Dispositions.  Except for the security interest granted
          ------------------------
          hereby and the Other Permitted Liens, Borrower shall keep the Collateral free and clear of any security interest, lien or encumbrance of any kind. Except for the sale of inventory in the ordinary course of business, Borrower shall not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Collateral. No item of Collateral will be attached or affixed to realty or any building without (i) Lender's prior knowledge and written consent and (ii) waiver of the landlord and the mortgagee, if any, of the real property.

     (d)  Insurance.  Borrower shall procure and continuously maintain and pay
          ---------
          for (a) all risk physical damage and property insurance covering loss or damage to the Collateral for not less than the full replacement value thereof naming Lender as loss payee and (b) bodily injury and property damage combined single limit liability insurance, all in such amounts and against such risks and hazards as are reasonably required by Lender, with insurance companies and pursuant to contracts or policies and with deductibles reasonably satisfactory to Lender. All notwithstanding any act or neglect of or breach or default by Borrower, shall provide for payment of insurance proceeds to Lender, shall provide that they may not be modified, terminated or canceled unless Lender is given at least 30 days' advance written notice thereof, and shall provide that the coverage is "primary coverage" for the protection of Borrower or Lender notwithstanding any other coverage carried by Lender protecting against similar risks. Borrower shall promptly notify any appropriate insurer and Lender of each and every occurrence that may become the basis of a claim or cause of action against any of such insurance policies and provide Lender with all data pertinent to such occurrence. Borrower shall furnish Lender with certificates of such insurance or copies of policies upon request and shall furnish Lender with renewal certificates not less than 30 days prior to the renewal date. Proceeds of all insurance are payable first to Lender to the extent of its interest in the Collateral. Notwithstanding any term of this subsection to the contrary, Lender acknowledges and agrees that the holders of Other Permitted Liens may have superior rights to Lender in Borrower's insurance policies, in each case to the extent consistent with Subsections 4(h), 4(i), and 5(c) of this Agreement.

     (e)  Financing Statements.  At the request of Lender, Borrower will join
          --------------------
          Lender executing one or more financing statements pursuant to the Uniform Commercial Code and other documents deemed necessary by Lender under applicable law to record or perfect its security interest in the Collateral, including change statements and continuation statements, each in form satisfactory to Lender, and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Borrower hereby authorizes Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements or other documents without Borrower's signature thereto.

     (f)  No Merger, Consolidation, or Asset Sale; No Funded Indebtedness;
          ----------------------------------------------------------------
          Change of Name or Address.  Borrower agrees that, without the prior
          -------------------------
          written consent of Lender, such consent to be given or refused in Lender's sole discretion, Borrower will not merge, consolidate, or sell all or substantially all of its assets at any time that any portion of the Loan is outstanding or remains unconverted. Other than in the ordinary course of business, Borrower shall not apply for or enter into any loan agreement or incur any indebtedness without Lender's prior written consent, such consent to be given or refused in Lender's sole discretion. Borrower will give Lender not less than 30 days' advance notice in writing of any change in its place of business or the adoption or change of any tradename or fictitious business name. Borrower will upon request of Lender, execute any additional financing statements or other similar documents necessary to perfect or maintain its security interest.

     (g)  Use of Collateral; Care and Maintenance.  Borrower will cause the
          ---------------------------------------
          Collateral to be used in a careful and proper manner, will comply with and conform to all applicable laws, rules and regulations relating thereto, and only by competent and duly qualified personnel. Borrower will cause the Collateral to be cared for, kept and maintained in good repair, condition and working order and will furnish all parts, replacements, mechanisms and devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, aging and normal wear and tear excepted. All repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become part of the Collateral and subject to the security interest created by this Agreement. Borrower will not make any improvement, change, addition or alteration to the Collateral if such improvement, change, addition or alteration will impair the originally intended function or use of the Collateral or impair the value of the Collateral as it existed immediately prior to such improvement, change, addition or alteration. Any part added to the Collateral in connection with any improvement, change, addition or alteration, and all offspring, shall immediately, without further act, become part of the Collateral and subject to the security interest created by this Agreement.

     (h)  Inspection.  Lender may at any reasonable time or times inspect the
          ----------
          Collateral and may at any reasonable time or times inspect the books and records of Borrower.

     (i)  Taxes.  Borrower shall promptly pay, when due, all charges, fees,
          -----
          assessments and taxes (excluding all taxes measured by Lender's income) which may now or hereafter be imposed upon the Loan or the ownership, leasing, possession, sale or use of the Collateral.

     (j)  Performance by Lender.  If Borrower fails to perform any agreement or
          ---------------------
          obligation contained herein, Lender may itself perform, or cause the performance of such agreement or obligation. Borrower will pay, or reimburse Lender, on demand, for any and all fees (including attorneys' fees), advances, costs and expenses of whatever kind or nature incurred by Lender in connection with (i) the creation, preservation and protection of Lender's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, (ii) payments or discharge of any taxes or liens upon or in respect of the Collateral, (iii) premiums for insurance with respect to the Collateral, and (iv) this Agreement and with protecting, maintaining or preserving the Collateral and Lender's interests therein, whether through judicial proceedings or otherwise, or in connection with defending or prosecuting any actions, suits or proceedings arising out of related to this Agreement and the Borrower Loan Documents or in connection with any debt restructuring, loan workout negotiations or bankruptcy or insolvency case or proceedings. Unless expressly held by Lender as separate obligations, all such amounts shall constitute part of the Obligations of Borrower secured by the Collateral.

     (k)  Power of Attorney.  Borrower hereby irrevocably appoints Lender as
          -----------------
          Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Lender's discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to obtain, compromise and adjust insurance required to be paid to Lender; (ii) to ask, demand, collect, sue for, recover, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with clause (i) or (ii) above; (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (v) to execute any document necessary to perfect any security interest granted pursuant to this Agreement.

     (l)  No Duties.  The powers conferred on Lender hereunder are solely to
          ---------
          protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     (m)  Financial Data; Shareholder Data.  Borrower will furnish to Lender all
          --------------------------------
          financial information and reports and income tax returns on a quarterly basis and upon Lender's request. Borrower agrees to provide Lender with all information regarding any person's holdings of Borrower's common stock on a monthly basis.

     (n)  Non-Party Access to Information.  Notwithstanding the temporal
          -------------------------------
          qualification to the introduction to this Section 5, Borrower shall, so long as any portion of the Loan is outstanding or so long as Lender holds any debt or equity security of Borrower, permit access to its business and financial records to Lender and its agents for the purposes of determining Borrower's compliance with this Agreement.

     (o)  Borrower's Board of Directors.   Notwithstanding the temporal
          -----------------------------
          qualification to the introduction to this Section 5, at Lender's option, Borrower shall:

          (i) so long as any portion of the Loan is outstanding and if an Event of Default occurs during such time but is not cured within 10 days; or

          (ii) so long as Lender owns 10 percent or more of  Common Stock,

          use its best efforts to increase the number of directors by one and cause a designee of Lender to be elected to Borrower's Board of Directors (the "Lender Director"). So long as the Lender owns any Common Stock, but such percentage of Common Stock is less than 10 percent of the number of issued and outstanding Common Stock, the Lender Director shall retain his/her position on Borrower's Board of Directors until such time as (a) Lender no longer owns any Common Stock, in which event the Lender Director shall resign his/her position immediately; or (b) the Lender Director is not re-elected to the Borrower's Board of Directors at the next regularly scheduled annual meeting of shareholders of Borrower.

          So long as any portion of the Loan is outstanding or so long as Lender owns any Common Stock, Lender additionally has visitation rights to annual and special meetings of Borrower's Board of Directors, of which Borrower agrees to give Lender at least 5 days' prior written notice.

6.   Conditions of Borrowing.  Lender shall not be obligated to make the Initial
     -----------------------
     Advance or any Additional Advance hereunder, unless each of the following terms is satisfied:

     (a) No Event of Default shall have occurred, unless such Event of Default has been cured to Lender's satisfaction;

     (b) In the case of each Additional Advance, the respective milestones described on Schedule 6(a) shall have been achieved;
                       -------------

     (c) A convertible promissory note evidencing the Loan shall have been duly executed and delivered to Lender;

     (d) Borrower shall have executed and delivered to Lender, as security for the Loan, a pledge agreement in a form provided by Lender (the "Pledge Agreement") together with all certificates representing all of the issued and outstanding stock of DSG, Inc. (the "Pledged Stock"), and stock powers endorsed in blank and there shall be no other security interests in the Pledged Stock;

     (e) Lender shall have received any and all other third-party consents, waivers or releases deemed necessary or desirable by it in connection with the Loan and the Collateral being financed. Such consents, waivers or releases may include, without limitation, Uniform Commercial Code lien releases and the consent and waiver, in form and substance satisfactory to Lender, of each and every realty owner, landlord and mortgagee holding an interest in or encumbrance on the real property where any of the Collateral is to be located;

     (f) All filings, recordings and other actions deemed necessary or desirable by Lender in order to establish, protect, preserve and perfect its security interest in the Collateral as a valid perfected first priority security interest shall have been duly effected, including, without limitation, the filing of financing statements and the recordation of landlord (owners) and/or mortgagee waivers or disclaimers, all in form and substance satisfactory to Lender, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Borrower;

     (g) Borrower shall deliver to Lender an officer's certificate, in the form of Exhibit E as to the truth and correctness of the representations
             ---------
          and warranties contained in this on and as of the date of the making of any Advance hereunder with the same effect as if made on and as of such date, and Borrower shall have performed all covenants under this Agreement and updated all information previously provided to Lender;

     (h) In the sole judgment of Lender, there shall have been no material adverse change in the financial condition, business or operations of Borrower from the earliest date of any financial statement, credit report, business report or similar document submitted to Lender for its review;

     (i) All Borrower Loan Documents shall be satisfactory to Lender's attorneys;

     (j) Lender shall have received, in form and substance satisfactory to Lender, such other documents as Lender shall require including, but not limited to a proof of payment, vendor invoices and certificates of authority and incumbency;

     (k) Lender shall have received subordination agreements in a form satisfactory to Lender's counsel from all of the creditors of Borrower listed on Schedule 6(k), which list purposely excludes Borrower's
                    -------------
          indebtedness of approximately $125,000 to Rockford Industries. Borrower represents that this list accurately describes all Related-Party Indebtedness of Borrower. "Related-Party Indebtedness" includes any debts owed by Borrower or by any of its affiliates to any affiliate, vendor, partner, director, officer, employee, or shareholder (or the family relation of any of the foregoing) of Borrower or its affiliates;

     (l) Borrower shall have delivered to Lender insurance certificates evidencing Borrower's compliance with Section 5(d);

     (m) Borrower shall have delivered to Lender certified copies of resolutions authorizing Borrower's execution and delivery of the Borrower Loan Documents, which resolutions shall remain in force and effect up to and including Lender's making the Third Additional Advance; and

     (n) Lender shall have received a favorable opinion of Borrower's counsel regarding, without limitation, due capitalization, authorization, execution, enforceability, and perfection of security interests, in a form satisfactory to Lender's counsel.

7.   Default.  The occurrence of any one of the following events shall
     -------
     constitute an event of default ("Event of Default") hereunder:

     (a) Borrower's default in payment of the principal of and interest on the Note when and after the same shall become due and payable, whether at the Maturity Date or by acceleration or otherwise;

     (b) The failure by Borrower to make payment of any other amount payable hereunder or under any other Borrower Loan Document, and the continuance of such failure for more than 10 business days after written notice thereof by Lender to Borrower;

     (c) The occurrence of a default under any other Borrower Loan Document (after taking into account any cure period specified therein);

     (d) Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower, in connection with this Agreement, or the Loan secured hereby, shall prove to have been false in any material respect;

     (e) The failure by Borrower to perform or observe any covenant, condition, obligation or agreement to be performed or observed by it hereunder which, in the case of any such failure susceptible to cure, shall continue unremedied for 20 days after written notice thereof by Lender to Borrower;

     (f) Borrower becomes insolvent, bankrupt or a debtor (within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors) or make an assignment for the benefit of creditors, or consent to the appointment of a trustee or receiver, or admits in writing its inability generally to pay its debts as they become due; or a trustee or a receiver shall be appointed for Borrower or for a substantial part of its property without its consent and shall not be dismissed for a period of 30 days; or bankruptcy, reorganization, liquidation, insolvency or dissolution proceedings shall be instituted by or against Borrower and, if instituted against Borrower, shall be consented to or be pending and not dismissed for a period of 30 days; or any execution or writ of process shall be issued under any action or proceeding against Borrower in such capacity whereby any of the Collateral may be taken or restrained; Borrower shall cease doing business as a going concern; or, without the prior written consent of Lender, Borrower shall sell, transfer or dispose of all or substantially all of its assets or property;

     (g) The liquidation, merger, consolidation, reorganization, or conversion of Borrower to a different form of organization;

     (h) Any item of Collateral is seized or levied on under legal or governmental process or for any other reason Lender deems itself insecure. Lender shall be entitled to deem itself insecure when some event occurs, fails to occur or is threatened or some objective condition exists or is threatened, which materially impairs the prospects that any of Borrower's obligations to Lender will be paid when due, which materially impairs the value of the Collateral to Lender or which materially affects the financial or business condition of Borrower;

     (i) Any security interest or lien created or purported to be created by any Borrower Loan Document shall cease to be, or shall be asserted by Borrower not to be, a valid, perfected, first priority (except as otherwise expressly permitted in this Agreement) security interest in or lien on the Collateral;

     (j) Borrower shall grant to any person a license to use any of the exclusive licenses included in the Collateral without Lender's prior written consent; or

     (k) Any willful disbursement of any portion of an Advance in knowing violation of Section 2, or any unauthorized use of any portion of an Advance in violation of Section 2.

The occurrence of an Event of Default shall terminate any Lender's consent to Borrower's use of funds in the Disbursement Account, whether or not Lender shall have given notice of the occurrence of the Event of Default. The occurrence of an Event of Default under this Agreement shall be deemed to be an Event of Default under all of the other Borrower Loan Documents. Lender's rights and Borrower's obligations contained in this Agreement shall supplement, not supersede, the provisions contained in any other Borrower Loan Document.

8.   Remedies Upon Default.  Upon the occurrence of an Event of Default
     ---------------------
     hereunder, Lender may, at its option, do any one or more of the following:

     (a) Declare all Obligations of Borrower to Lender to be immediately due and payable, whereupon all unpaid principal of and interest on said indebtedness and other amounts declared due and payable shall be and become immediately due and payable;

     (b) Take possession of all or any of the Collateral and exclude therefrom Borrower and all others claiming under Borrower, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to, and exercise all right and powers of Borrower in respect to, the Collateral or any part thereof. In the event Lender demands, or attempts to take possession of the Collateral in the exercise of any rights under this Agreement, Borrower promises and agrees to promptly turn over and deliver complete possession thereof to Lender;

     (c) Require Borrower to assemble the Collateral, or any portion thereof, at a place designated by Lender, and promptly to deliver such Collateral to Lender, or to an agent or representative designated by Lender;

     (d) Sell, lease or otherwise dispose of the Collateral at public or private sale, without having the Collateral at the place of sale, and upon terms and in such manner as Lender may determine (and Lender may be a purchaser at any sale); and

     (e) Exercise any remedies of a secured party under the Uniform Commercial Code as adopted in the state where the Collateral is located or any other applicable law. Except for portions of the Collateral which are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Lender shall give Borrower at least 10 days' prior written notice of the time and place of any public or private sale of the Collateral or other intended disposition thereof to be made. Such notice may be mailed to Borrower at the address set forth in the first paragraph of this Agreement. Borrower hereby specifically agrees (to the extent that applicable law and public policy allows it to effectively do so) that any public or private sale held in accordance with the terms of this Agreement shall, for the purpose of the Uniform Commercial Code as adopted in the state where the Collateral is located and for all other purposes, be deemed to have been conducted in a commercially reasonable manner and in good faith.

     The proceeds of any sale under Section 8(d) shall be applied as follows:

     (1) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including legal expenses and attorneys' fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);

     (2)  To the payment of the Loan and other Obligations then due and unpaid;

     (3)  To the payment of other amounts then secured hereunder; and

     (4) The surplus, if any shall be paid to Borrower or to whomsoever may be lawfully entitled to receive the same.

Lender shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full payment of any deficiency has been made in cash.

9.   General Provisions.
     ------------------

     (a)  Loss and Damage.  Borrower shall bear the risk of damage, loss, theft,
          ---------------
          or destruction, partial or complete of the Collateral, whether or not such loss or damage is covered by insurance. In the event of any damage, loss, theft, or destruction, partial or complete, of any item of Collateral, Borrower shall promptly notify Lender in writing and at the option of Lender (a) repair or restore the Collateral to good condition and working order, or (b) replace the Collateral with similar Collateral in good repair, condition and working order, or (c) pay Lender, in cash, an amount equal to the unamortized Collateral cost for the item (or if the Collateral was not purchased with Loan proceeds, the pro rata portion of the outstanding principal balance due under the Note, as the case may be, and all other amounts relating to that item of Collateral then due and owing hereunder, and upon payment of that amount, Lender's lien shall be terminated with respect to that item of Collateral only, and Lender will release its interest in that item of Collateral).

     (b)  Assignment.  Borrower may not assign or transfer any rights under this
          ----------
          Agreement or to the Collateral without Lender's prior written consent.

     (c)  Indemnification.  Borrower shall indemnify and hold harmless Lender
          ---------------
          from and against any and all claims, losses, liabilities and causes of action, and all related costs and expenses (including the fees and costs of Lender's attorneys) (collectively "Claims"), in any way relating to or arising out of the enforcement of this Agreement, the other Borrower Loan Documents or the Collateral, except for any Claims resulting solely and directly from Lender's gross negligence or willful misconduct.

     (d)  Notices.  Whenever Borrower or Lender shall desire to give or serve
          -------
          any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be in writing, shall be effective upon receipt, and shall be delivered by hand, certified mail (postage prepaid, return receipt requested), overnight courier (postage prepaid, signature required), or facsimile telecopy (receipt confirmed with hard copy by any of the foregoing means), in each such case addressed to the parties at the address(es) set forth on the signature page of this Agreement. Any party hereto may change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

     (e)  No Waiver by Lender.  By exercising or failing to exercise any of its
          -------------------
          rights, options or elections hereunder, Lender shall not be deemed to have waived any breach or default on the part of Borrower or to have released Borrower from any of the obligations secured hereby, unless such waiver or release is in writing and is signed by Lender. In addition, the waiver by Lender of any breach hereof for default in payment of an indebtedness secured hereby shall not deemed to constitute a waiver of any succeeding breach or default.

     (f)  Further Agreements.  From time to time, Borrower will execute such
          ------------------
          further instruments as Lender may reasonably require, in order to evidence the Loan and protect, preserve, and maintain the security interests in the Collateral granted hereby.

     (g)  Binding Upon Successors.  All agreements, covenants, conditions and
          -----------------------
          provisions of this Agreement shall apply to and bind the successors and permitted assigns of all parties hereto.

     (h)  Governing Law; Venue.  This Agreement shall be governed, construed and
          --------------------
          interpreted in accordance with the laws of the Confederated Tribes of the Grand Ronde Community of Oregon (the "Tribe"), and, if the Tribe has neither Tribal Constitutional law nor Tribal Ordinances with respect to a legal issue, then with the statutes, regulations, and laws of the State of Oregon, without regard to its conflicts of laws principles. The exclusive venue for any dispute arising under or relating to this Agreement shall be in (a) the Tribal Court of the Confederated Tribes of Grand Ronde, in the case of a suit initiated by Borrower against Lender; and (b) any court of competent jurisdiction (excluding the Tribal Court) in the case of a suit initiated by Lender against Borrower.

     (i)  Amendment.  This Agreement can be modified or rescinded only by a
          ---------
          writing expressly referring to this Agreement, signed by both of the parties hereto.

     (j)  Headings.  The titles of the sections and subsections of this
          --------
          Agreement are for convenience of reference only and are not to be considered in construing this Agreement. References herein to exhibits and schedules to this Agreement shall be deemed to incorporate such exhibits or schedules by reference.

     (k)  Severability.  Every provision of this Agreement is intended to be
          ------------
          severable. In the event that any term or provision hereof is declared by a court to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, then to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

     (l)  Counterparts.  This Agreement may be executed in one or more
          ------------
          counterparts, each of which will be deemed an original.

     (m)  Construction.  This Agreement and any documents or instruments
          ------------
          delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. Whenever in this Agreement the context so suggests, references to the masculine shall be deemed to include the feminine, references to the singular shall be deemed to include the plural, and references to "or" shall be deemed to be disjunctive but not necessarily exclusive.

     (n)  Integration.  This Agreement, including the exhibits and schedules
          -----------
          attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, term sheets, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

     IN WITNESS WHEREOF, Borrower and Lender have duly executed this Loan and Security Agreement the day and year first above written.

LENDER:                                       BORROWER:

SPIRIT MOUNTAIN DEVELOPMENT                   COINLESS SYSTEMS, INC.
 CORPORATION                                   Tax ID No. 91-1715373

By:______________________________________     By:_____________________________
   Robert Watson, Chief Executive Officer        Dennis W. Sorenson, President

Notice Address:                               Notice Address:

P.O. Box 39                                   3720 West Oquendo Road, Suite 101
Grand Ronde, OR 97347                         Las Vegas, NV 89118

Phone: (503) 879-2350                         Phone: (702) 891-9195
Fax:   (503) 879-2333                         Fax:   (702) 891-9226

With a copy to:                               With a copy to:

Ms. Ruth Beyer                                Ben Adelman
Stoel Rives LLP                               836 S. Arroyo Parkway
900 SW Fifth Avenue, Suite 2300               Pasadena, CA 91105
Portland, OR 97204                            Phone: (626) 796-8552
Phone: (503) 294-9332                         Fax:   (626) 796-5634
Fax:   (503) 220-2480

STATE OF NEVADA                    ss.

County of ________________


       On ___________, 2000, personally appeared before me, a Notary Public, Dennis W. Sorenson, personally known (or proved) to me to be the person whose name is subscribed to the above instrument, who acknowledged that he executed the instrument as the President of Coinless Systems, Inc., a Nevada corporation.



                                   _____________________________
[SEAL]                             Notary Public for Nevada
                                   My commission expires: ______

                                                                       Exhibit A
                                                     Convertible Promissory Note

                                                                       Exhibit B
                                                             Registration Rights

All references to "Sections" contained in this Exhibit B are references to
                                               ---------
Sections in this Exhibit B, unless otherwise provided.
                 ---------

Registration Rights.  Upon the conversion of any of the principal or interest of
-------------------
the Convertible Promissory Note into common stock of the Borrower (the "Common Stock"), Borrower covenants and agrees as follows:

     1.   Certain Definitions.  For purposes of this Agreement:
          -------------------

          (a)  The term "Act" shall mean the Securities Act of 1933, as amended.

          (b) The term "Form S-3" shall mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by Borrower with the SEC.

          (c) The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 13.

          (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f) The term "Registrable Securities" shall mean any Common Stock issued as (or issuable upon the conversion or exercise of the Convertible Promissory Note) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares; provided, however, that the term "Registrable Securities"
                       -----------------
               shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his rights under this Exhibit B are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

          (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (h)  The term "SEC" shall mean the Securities and Exchange Commission.

     2.   Demand Registration.
          -------------------

          (a) If, at any time after six calendar months after the date of this Agreement, Borrower shall receive at any time a written request from Lender, that Borrower file a registration statement under the Act covering the registration of the Registrable Securities then outstanding having an aggregate offering price, net of underwriting discounts and commissions, of at least $1,000,000, then Borrower shall effect as soon as practicable, and in any event within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities that Lender requests to be registered, subject to the limitations of
               Section 2(b), within 20 days of the mailing of such notice by Borrower in accordance with Section 9(d) of the Agreement.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Borrower as a part of their request made pursuant to section 2(a) and Borrower shall include such information in the written notice referred to in Section 2(a). The underwriter will be selected by Borrower and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Borrower as provided in Section 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the offering, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of Borrower owned by each Holder.

          (c) Borrower shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

               (i) After Borrower has effected two registrations pursuant to this Section 2 and such registrations have been declared or ordered effective;

               (ii) During the period starting with the date 60 days prior to Borrower's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 3; provided that Borrower is actively employing in good faith all reasonable efforts to cause such registration statement to be effective; or

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 12 below.

     3.   Borrower Registration.  If (but without any obligation to do so)
          ---------------------
          Borrower proposes to register (including for this purpose a registration effected by Borrower for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities for cash or for services, or for a combination thereof (other than a registration relating solely to the sale of securities to participants in a stock plan or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Borrower shall, at such time, promptly give Lender written notice of such registration. Upon the written request of Lender given within 20 days after mailing of such notice by Borrower in accordance with Section 9(d) of the Agreement, Borrower shall include in the registration statement all of the Registrable Securities that Lender has requested to be registered.

     4.   Obligations of Borrower.  Whenever required under this Exhibit B to
          -----------------------
          effect the registration of any Registrable Securities, Borrower shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to 120 days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to Lender such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Lender may reasonably request in order to facilitate the disposition of Registrable Securities owned by Lender.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Lender; provided that Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Lender shall also enter into and perform its obligations under such an agreement.

          (f) Notify Lender at any time when a prospectus relating Registrable Securities is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Borrower are then listed.

     5.   Furnish Information.
          -------------------

          (a) It shall be a condition precedent to the obligations of Borrower to take any action pursuant to this Exhibit B with respect to the Registrable Securities that Lender shall furnish to Borrower such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Lender's Registrable Securities.

          (b) Borrower shall have no obligation with respect to any registration requested pursuant to Section 2 or Section 12 if, due to the operation of Section 5(a), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger

               Borrower's obligation to initiate such registration as specified in Section 2(a) or Section 12(b)(2), whichever is applicable.

     6.   Expenses of Demand Registration.  All expenses other than underwriting
          -------------------------------
          discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Borrower and fees and expenses of a single counsel for all selling Holders (if other than counsel to Borrower) shall be borne by Borrower.

     7.   Expenses of Borrower Registration.  Borrower shall bear and pay all
          ---------------------------------
          expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 (which right may be assigned as provided in Section 13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for Borrower, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and expenses of counsel to Lender (if other than counsel to Borrower).

     8.   Underwriting Requirements for Borrower Registration.  In connection
          ---------------------------------------------------
          with any offering involving an underwriting of shares of Borrower's capital stock, Borrower shall not be required under Section 3 to include any of Lender's securities in such underwriting unless Lender accepts the terms of the underwriting as agreed upon between Borrower and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Borrower. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by Borrower that the underwriters determine in their sole discretion is compatible with the success of the offering, then Borrower shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. Notwithstanding any other provision of this Agreement, if the underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the underwriters may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to Borrower, or, if the registration was initiated by
                     -----
          other stockholders of Borrower, to those other stockholders and second, to each of the Holders requesting inclusion of their
          ------
          Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the
                            -----------------
          underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted, except in a registration under
          Section 3 other than on behalf of Borrower, so that (i) the number of Registrable Securities included in any such registration is not reduced below fifteen percent (15%) of the aggregate number of Registrable Securities for which inclusion has been requested by Lender; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of Borrower (or any subsidiary of Borrower) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If Lender disapproves of the terms of any such underwriting, Lender may elect to withdraw therefrom by written notice to Borrower and the underwriter(s), delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the affiliated partnerships, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     9.   Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
          seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit B.

     10.  Indemnification.
          ---------------

          (a) To the extent permitted by law, Borrower will indemnify and hold harmless Lender, any underwriter (as defined in the Act) for Lender and each person, if any, who controls Lender or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Borrower of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and Borrower will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided,
                                                                   --------
               however, that the indemnity agreement contained in this
               -------
               Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Borrower (which consent shall not be unreasonably withheld), nor shall Borrower be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Borrower, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Borrower within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                     -----------------
               agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however,
                                                             -----------------
               that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the failure to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

          (d) The obligations of Borrower and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Exhibit B, and otherwise.

     11.  Reports Under the 1934 Act.  With a view to making available to the
          --------------------------
          Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Borrower to the public without registration or pursuant to a registration on Form S-3, Borrower agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by Borrower for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by Borrower for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of Borrower under the Act and the 1934 Act and deliver to Lender copies of such filings promptly after made; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Borrower that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by Borrower), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Borrower and such other reports and documents so filed by Borrower, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     12.  Form S-3 Registration.  In case the Borrower shall receive from any
          ---------------------
          Holder or Holders a written request or requests that the Borrower effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Borrower will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect and keep effective such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Borrower; provided, however, that the Borrower shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Borrower entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;
               (3) if the Borrower has, within the six-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 12; or (4) in any particular jurisdiction in which the Borrower would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Borrower shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the Borrower, but excluding any underwriters' discounts or commissions associated with Registrable Securities and fees and expenses of counsel for any selling Holder (if other than counsel to the Borrower), shall be borne by the Borrower. Registrations effected pursuant to this Section 12 shall not be counted as demands for registration or registrations effected pursuant to Sections 2 or 3, respectively.

     13.  Assignment of Registration Rights.  The rights to cause Borrower to
          ---------------------------------
          register Registrable Securities pursuant to this Exhibit B may be assigned by a Holder to a transferee or assignee of such securities, provided that (a) Borrower is, at the time of such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Exhibit B.

     14.  Termination of Registration Rights.  Lender shall be entitled to
          ----------------------------------
          exercise any right provided for in this Exhibit B after the earlier of
          (i) 10 years after the date of this Agreement or (ii) such time at which all Registrable Securities held by Lender can be sold in any three-month period without registration in compliance with Rule 144 of the Act.

     15.  Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
          date of this Agreement, Borrower shall not, without the prior written consent of Lender, grant or cause to be created, for the benefit of any Holder or prospective Holder of any securities of Borrower, any registration rights to such Holder or prospective Holder other than rights that are subordinate in right to Lender.

     16.  Aggregation of Stock.  All shares of Registrable Securities of
          --------------------
          Borrower held or acquired by a stockholder and its affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                                                                       Exhibit C
                                                      Rights in Future Financing

All references to "Sections" contained in this Exhibit C are references to
                                               ---------
Sections in this Exhibit C, unless otherwise provided.
                 ---------

1.   Right of First Offer.  Subject to the terms and conditions specified in
     --------------------
     this Section 1, Borrower hereby grants to Lender a right of first offer to purchase its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future sales by Borrower of its Shares (as hereinafter defined). Lender shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. For purposes of this Section 1, Lender's "Pro Rata Share" of Shares shall mean that number of Shares that equals the proportion that (x) the number of shares of Common Stock issued and held, or issuable upon conversion of the Convertible Promissory Note then held by Lender, bears to (y) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

     Each time Borrower proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), Borrower shall first make an offering of such Shares to Lender in accordance with the following provisions:

     (a) Borrower shall deliver a notice by confirmed facsimile transmission, certified mail or a nationally recognized overnight courier service ("Notice") to Lender stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Shares.

     (b) By written notification received by Borrower within 20 calendar days after receipt of the Notice, Lender may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such Shares.

     (c) If all Shares that Lender is entitled to obtain pursuant to Section 1(b) are not elected to be obtained as provided in Section 1(b) hereof, Borrower may, during the 60-day period following the expiration of the period provided in Section 1(b) offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If Borrower does not enter into an agreement for the sale of the Shares within such 60-day period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Lender in accordance herewith.

2.   Exclusions. The provisions of this Exhibit C shall not be applicable to up
     ----------
     to the number of Reserved Plan Shares listed in Section 4(b) of the Agreement if such shares are issuable or issued to employees, officers or directors of Borrower (if in transactions with exclusively non-financing purposes).

                                                                       Exhibit D
                                                     Initial Disbursement Budget

Cost of Product for Shipment:

     Spirit Mountain Units (60)
     Infiniti Units (50)  (See Schedule I)
     Product for Inventory                                 $149,077.00

     Reimburse Operating Account for Product Purchased
     And Show Expenses:  (See Schedule II)                   79,670.73

     Surplus Amount                                          21,252.27
                                                           -----------

     Total Amount of Installment                           $250,000.00
                                                           ===========


Wire Transfer to:

     Wells Fargo Bank
     2420 East Sunset
     Las Vegas, NV 89120

     Routing #: 321 270742

     Coinless Systems, Inc.
     Disbursement Account
     Account #:  0484-402144

                                  SCHEDULE I


Chassis Parts                                           $10,885.00
Scanner               (1)                                35,880.00
Electrical
  Controller Boards   (1)           60,000.00
  Power Supply        (1)           19,840.00
  Stepper Motors      (1)            7,875.00
  Sensors             (1)            3,090.00
  Power Cords         (1)            6,000.00            96,805.00
                                   ----------
Miscellaneous                                             5,507.00
                                                        ----------
Total Cost of Products                                              $149,077.00
                                                                    ===========

(1)  Amount of Product to get Break Point Costs:

     Controller Board -  Chips    750
                      -  Boards   300
     Power Supply                 640
     Stepper Motors               300
     Sensors                      500
     Power Cords                2,500
     Scanners                     285

         SCHEDULE II - COST OF PRODUCT - FUNDS FROM OPERATING ACCOUNT

                                  Check     Product/
 Date             Vendor          Number    Inventory   Gaming Show
                  ------          ------    ---------   -----------

10/20   GES Exposition Services    736                    4,632.40
10/19   Force Electronics          733          65.00
10/12   Skyline Display            720                    4,872.87
10/10   World Gaming Congress      718                    7,350.00
10/10   PDS - IGT Slot Machine     716                    1,388.69
10/10   Force Electronics          715          42.78
10/6    Galaxy                     713                      255.00
10/5    All State Fasteners        710          14.60
10/2    Force Electronics          704         248.50
10/1    Force Electronics          703         248.50
10/1    Century Springs            701       3,416.55
9/29    Richco                     693       1,326.21
9/21    UMT                        689         640.00
9/21    L. Schulties               682       1,785.19
9/21    Skyline Display            680                    4,359.93
9/21    Networks                   675       1,495.54
9/21    Partminer                  658       1,234.70
9/21    PhaseOne                   657       1,984.00
9/21    Partminer                  655         632.60
9/21    Aero-Space                 654         449.04
9/21    Ability Label              652       1,274.00
9/21    Partminer                  651         256.28
9/21    All State Fasteners        650         202.45
9/21    UPS                        649          17.08
9/21    Royal Locks                646         246.50
9/15    NMB Technologies           644       1,238.50
9/15    Marfred Industries         643         136.21
9/15    Bisco Industries           642         451.68
9/15    Newark Electric            641       1,564.50
9/01    Skyline Display            631                    4,257.50
9/01    Accutite                   607          94.20
9/01    Fenner Belts               602         104.64
8/25    Future Electronics         594         982.75
8/25    Future Electronics         593       2,225.82
8/20    Fenner Belts               592         104.64
8/20    Century Springs            590         775.78
8/20    Sparton Technologies       589      11,000.00
8/20    Bergmann Precision         588       9,068.40
8/20    Future Logic               587       1,770.00
8/20    World Gaming Congress      584                    7,350.00
8/20    Marfred Industries         583         107.70
            Totals                         $45,204.34   $34,466.39    $79,670.73

                                                                       Exhibit E
                                                   Form of Officer's Certificate

                            COINLESS SYSTEMS, INC.

                             OFFICER'S CERTIFICATE
                             ---------------------


     The undersigned duly authorized officer of Coinless Systems, Inc., a Nevada corporation (the "Borrower"), does hereby certify, in accordance with the Loan and Security Agreement dated as of December ___, 2000 by and among Spirit Mountain Development Inc. (the "Lender") and Borrower (the "Agreement"), that:

     1.   Representations and Warranties.  Except as set forth in Schedule A
          ------------------------------                          ----------
          hereto, the representations and warranties of Borrower contained in the Agreement are true and accurate at and as of the date written below (except to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of transactions contemplated in the Agreement).

     2.   Performance of Obligations.  Borrower has performed all obligations
          --------------------------
          and complied with all of the covenants required in accordance with the terms of the Agreement to be performed or complied with by Borrower prior to and as of the date written below.


     IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Corporation this _____ day of ____________, 200__.


                                                   COINLESS SYSTEMS, INC.



                                                   By: _________________________
                                                        Name:
                                                        Title:

                                                                   Schedule 3(b)
                                                         Transfer of Instruments


750,000 common shares of DSG, Inc.

Promissory Note by Les Murdock for principal amount of $208,000 of August 23, 2000.

                                                                   Schedule 4(b)
                                  Commitments to Issue Debt or Equity Securities


/(1)/   Warrants Issued to:  New Trends Holdings, Inc.
                             1465 Ellis Street, Suite 301
                             Kelowna, BC, Canada  V1Y 2A3

                             Number of           Conversion        Maturity Date
        Warrant No.        Warrant Rights          Price             of Right
        -----------        --------------          -----             --------

            101                50,000         $ 1.00 per Right       7/31/2002
            102                16,666         $ 2.50 per Right      10/31/2002
            103                16,666         $ 5.00 per Right       1/31/2003
            104                16,667         $10.00 per Right       4/30/2003

        Authorized by Board of Directors - February 19, 2000.

/(2)/ Reserve One Million Five Hundred Thousand (1,500,000) shares of CSI 144R Common Stock. This stock to be issued for Employee Incentive, Compensation for Services Rendered or Forgiveness of Debt.

        Authorized by Board of Directors - February 19, 2000

                                                                   Schedule 4(c)
                                                                   SEC Reports



None.

                                                                   Schedule 4(f)
                                                                      Litigation

      Subsidiary DSG, Inc.
      ------------------------

1.    Dynic USA Corporation       $23,699.27

2.    Datamax Corporation         $65,424.50

3.    Zebra Technologies
      Eltron Division             $ 2,500.27

4.    Kieran Label Corporation    $ 7,130.76

5.    Scansource                  $23,822.87

Borrower
--------

None.

                                                                   Schedule 4(g)
                                               Tax Returns and Payment Schedules



DSG, Inc.

  Payroll:  Federal
  1999 Balance as of 10/20/00:                                      $ 66,939.00
  Agreement with IRS to pay $5,000 on the 20/th/ of Each month

  Sales Tax: State of California
  1999 Balance as of 10/20/00                                        150,618.18
  Agreement with Board of Equalization to pay
  $10,000 on the 20/th/ of each month

  Payroll: State of California
  1999 Balance as of 10/00                                             2,966.03

  Franchise Tax: State of California
  1999 Balance as of 10/00                                             7,486.00

                  Total DSG, Inc. Unpaid Taxes                      $228,009.21

Coinless Systems, Inc.
Nevada Unemployment

  1999 3/rd/ Qtr                                                    $  1,852.00
       4/th/ Qtr                                                         831.00
                                                                    -----------
       1999 Total Due                                                  2,683.00

  2000 1/st/ Qtr                                                       2,914.00
       2/nd/ Qtr                                                         747.00
       3/rd/ Qtr                                                         486.00
                                                                    -----------
       2000 Total Due                                               $  4,147.00
                                                                    -----------
       Total Due                                                    $  6,830.00

Coinless Systems, Inc.
Payroll: Federal
                                                             FICA/                               Interest
     PERIOD              Gross              F.I.T.          Medi-Care           Total            Penalty          Total Due
     ------              -----              ------          ---------           -----            --------         ---------
1999 lst  Qtr            49,250,000          8,233.00         6,968.00          15,201.00          3,344.00        18,545.00
     2/nd/Qtr             79,465.00         12,640.00        12,158.00          25,798.00          5,160.00        30,958.00
     3/rd/Qtr             96,100.00         16,056.00        14,700.00          30,756.00          5,536.00        36,292.00
     4/th/Qtr             80,189.00         13,447.00        11,902.00          25,349.00          4,056.00        29,405.00
                        -----------       -----------       ----------        -----------        ----------      -----------
       Total            $305,004.00       $ 51,376.00       $45,728.00        $ 97,104.00        $18,096.00      $115,200.00

2000 1/st/Qtr             87,755.00         15,845.00        13,427.00          29,272.00          4,684.00        33,956.00
     2/nd/Qtr             92,624.00         16,965.00        14,171.00          31,136.00          4,359.00        35,495.00
     3/rd/Qtr             88,069.00         15,831.00        12,411.00          28,242.00          3,389.00        31,631.00
  10/1 - 10/15            14,984.00          2,520.00         1,089.00           3,609.00                --         3,609.00
                        -----------       -----------       ----------        -----------        ----------      -----------

Total-to-Date           $283,432.00       $ 51,161.00       $41,098.00        $ 92,259.00        $12,432.00      $104,691.00

Total Federal
   Due                  $588,425.00       $102,537.00       $86,826.00        $189,363.00        $30,528.00      $219,891.00

                                                                   Schedule 4(h)
                                                           Other Permitted Liens

Security interest in the Patent in favor of First Source Financial LLP, which lien is deemed an "Other Permitted Lien" only until 30 days after the date of
                                         ------------------------------------
this Agreement.
--------------

                                                                   Schedule 4(l)
                                                                      Tradenames


Ticke-Trak

                                                                   Schedule 4(n)
                                                                        Solvency



     Unless the company can acquire additional financing in order to be able to purchase materials to complete existing orders and to obtain additional orders within the foreseeable future, it may not be able to continue in operation. If the funding comes in from Spirit Mountain within the next two weeks the company will be able to purchase the materials necessary and will be able to meet its obligations as they occur.

                                                                   Schedule 6(a)
                                               Conditions of Additional Advances

With respect to each of the Additional Advances, the below milestones shall have been achieved in accordance with the procedures set forth in Section 1(c):

1.   For the First Additional Advance of $175,000:

     (a) Borrower shall have delivered 60 TickeTrak units at Spirit Mountain Casino.

     (b) Borrower shall have caused the perfection of a first priority security interest in the Patent in favor of Lender and provided reasonably satisfactory evidence thereof to Lender.

     (c) Borrower and Lender shall have agreed on a Disbursement Budget consistent with the Loan and Security Agreement, including, without limitation, Section 1(d) thereof.

2.   For the Second Additional Advance of $175,000:

     (a)  Lender shall have made the First Additional Advance; and

     (b) Borrower shall have, to Lender's reasonable satisfaction, met performance standards established by the Grand Ronde Gaming Commission and by Spirit Mountain Gaming, Inc. (the "Standards"), for TickeTrak Beta testing of 60 TickeTrak units at Spirit Mountain Casino.

     (c) Borrower and Lender shall have agreed on a Disbursement Budget consistent with the Loan and Security Agreement, including, without limitation, Section 1(d) thereof.

3.   For the Third Additional Advance of $400,000:

     (a) Lender shall have made both the First Additional Advance and the Second Additional Advance; and

     (b) Borrower shall have delivered to Spirit Mountain Casino at least 1,248 new TickeTrak units that, to Lender's reasonable satisfaction, meet the Standards. Lender shall have 30 days to research and determine whether such units meet the Standards.

     (c) Borrower and Lender shall have agreed on a Disbursement Budget consistent with the Loan and Security Agreement, including, without limitation, Section 1(d) thereof.

Lender's making either of the Second Additional Advance or the Third Additional Advance shall not be interpreted or construed as a waiver or modification of any of a TickeTrak unit purchaser's remedies under Article 2 of the Uniform Commercial Code or under any of the agreements evidencing the purchase and sale of the TickeTrak units.

The Standards are as follow:

     i) "Hardware" means any board, harness, or component that is not software necessary for the proper function of the Coinless system.

     ii) Hardware will be able to integrate with other system hardware without interfering with the normal operation of the host device.

     iii) Hardware will be fully compliant with all Federal Communications Commission, Underwriters Laboratories and Gaming Labs International ("GLI") requirements as necessary for the safe and lawful operation within a gaming environment.

     iv) Hardware will meet all regulatory and GLI requirements necessary for the security, transfer and storage of secured data. This will include, without limitation, means to store data within the TickeTrak unit for the last 100 transactions for each device that it is installed.

     v) "Software" means any part provided by Coinless system that is not hardware, such as data routines, programs and languages, or firmware that is essential for the operation or support of the Coinless systems network and TickeTrak hardware.

     vi) All software will comply with generally accepted network compatibility standards.

     vii) All software provided by Borrower will meet specifications necessary to function with current software programs already in use at Spirit Mountain Casino including without limitation, the Mikohn Slot Accounting System and slot machine firmware.

     viii) The Spirit Mountain I.S. Manager will, prior to installation, approve all software added to the network within Spirit Mountain Casino.

     ix) Software will meet all GLI and Grand Ronde Gaming Commission requirements necessary for the operation within a gaming environment.

                                                                   Schedule 6(k)
                                                      Related-Party Indebtedness



None.